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                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)



                                                                            Additions
                                                                 ---------------------------------
                                                                     Charged
                                                  Balance at         to Cost          Charged                          Balance at
                                                  Beginning            And            to Other                             End
               Classification                      of Year          Expenses          Accounts         Deductions        of Year
---------------------------------------------   ---------------  ----------------  ---------------   ---------------  ------------
Year Ended December 31, 1998:
    Reserve for Capacity
      Rationalization                                 $19.9           $  --            $  --              $10.4           $  9.5
    Allowance for Doubtful Accounts                     1.0             1.2               --                 --              2.2
    Other                                               7.4              --               --                3.3              4.1

Year Ended December 31, 1997:
    Reserve for Capacity
      Rationalization                                 $33.7            $4.2            $  --              $18.0            $19.9
    Allowance for Doubtful Accounts                     1.1              --               --                 .1              1.0
    Other                                               8.3              .1               --                1.0              7.4

Year Ended December 31, 1996:
    Reserve for Capacity
      Rationalization                                 $34.8            $6.6            $  --             $  7.7            $33.7
    Allowance for Doubtful Accounts                     7.7              --               --                6.6              1.1
    Other                                              12.8              .7              1.5                6.7              8.3

Additions charged to other accounts in 1996 were charged to revenues.

Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1998, 1997 and 1996. Deductions to the allowance for doubtful accounts in 1996 represent write-off of bankruptcy receivables against the reserve.

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